EXHIBIT 99.2

CorEnergy / Crimson Long-Term Financial Projections ($MM)

2024	2025	2026	2027	2028

Total Revenue	$107.6	$113.9	$117.9	$129.4	$126.2
(-) Labor & Benefits	(15.1)	(15.7)	(16.4)	(17.1)	(17.8)
(-) Power & Utilities	(18.6)	(18.3)	(18.2)	(18.1)	(18.1)
(-) Asset Maintenance(1)	(21.7)	(21.6)	(15.3)	(19.3)	(15.9)
(-) Other Operating Expense	(26.8)	(27.6)	(28.4)	(29.3)	(30.2)
Operating Income	$25.5	$30.7	$39.5	$45.5	$44.2
(-) Total SG&A	(25.7)	(16.0)	(16.5)	(17.1)	(17.7)
(+) Adjustments(2)	3.6	0.0	0.0	0.0	0.0
Adjusted EBITDA	$3.4	$14.7	$23.0	$28.5	$26.6
(+ / -) Change in Net Working Capital	(0.0)	(0.5)	(0.8)	(1.1)	0.3
(-) Maintenance CapEx(1)	(1.8)	(1.8)	(1.5)	(1.8)	(1.8)
(-) Commercial Projects CapEx	(2.0)	(0.6)	(2.8)	-	-
(-) Adjustments(3)        (3.6)     -     -     -     -
Unlevered Free Cash Flow    ($4.0)    $11.8    $17.9    $25.6    $25.2
Memo: AB-864 CapEx (4)    ($1.5)    ($0.2)    ($2.3)    -    -

(1)Beginning in 2024, majority of maintenance capital expenditures will be reclassified to asset maintenance operating expense to reflect the reduced economic life of assets driven by the current regulatory environment.
(2)Represents one-time expenses and non-cash compensation expense.
(3)Represents one-time expenses.
(4)Budget does not include any maintenance capital expenditures related to AB-864 expenses. Assumes AB-864 expenses are reimbursed through a tariff surcharge during the forecast period resulting in a net neutral financial impact.